Exhibit 99.1

Molina Healthcare of Puerto Rico Awarded Contract for Island-Wide Medicaid Managed Care Program

LONG BEACH, Calif.--(BUSINESS WIRE)--July 9, 2018--Molina Healthcare, Inc. (NYSE: MOH) today announced that its wholly owned subsidiary, Molina Healthcare of Puerto Rico, Inc., has been selected by the Puerto Rico Health Insurance Administration (ASES, by its Spanish acronym) to be one of the organizations to administer the Commonwealth’s new Medicaid Managed Care contract. Under the current contract, Molina serves approximately 316,000 members in the East and Southwest regions of Puerto Rico. Services under the new contract, currently expected to begin on November 1, 2018, would cover the entire island. Contracts will be executed pending the assessment and agreement to the contract terms by Molina and ASES. The base contract runs for a period of three years with an optional one year extension.

“Being awarded an island-wide contract in Puerto Rico represents an exciting opportunity for Molina to serve even more Puerto Rico citizens with improved access to high quality care,” said Joe Zubretsky, president and chief executive officer of Molina Healthcare, Inc. “We are honored to have the chance to be one of the health plans tasked with playing a role in the transformation of the Island’s managed care program in partnership with ASES.”

“Molina is thrilled to be selected to coordinate and offer integrated managed care to Medicaid beneficiaries in all municipalities,” said Carlos A. Carrero, president of Molina Healthcare of Puerto Rico. “Molina has been able to achieve cost savings while improving health outcomes through care coordination, commitment to quality, and a focus on preventive care, and we are excited to build upon that success with this new contract.”

The new Medicaid Managed Care model will establish a single, island-wide region including all municipalities. This model was designed to provide Medicaid beneficiaries with the option to select the insurer and the network of providers of their choice while improving overall access to care. In addition, the program will introduce a High-Cost High Needs model and emphasize both preventive health care and education while strengthening the oversight and audit process.

About Molina Healthcare, Inc.

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.1 million members as of March 31, 2018. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the selection of Molina Healthcare of Puerto Rico to be one of the organizations to administer the Commonwealth’s new Medicaid Managed Care Contract. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, a failure of the parties to finalize and execute the new contract, a delay in the start date for the new contract, a failure to satisfy readiness review requirements, a reversal of the contract awards in connection with a successful protest by another bidder, and results and performance under the new contract that are materially less favorable than under the existing contract. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we cannot give assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Investor Relations
Ryan Kubota, 562-435-3666
or
Public Relations
Danielle Smith, 562-951-8373